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                       EMPLOYMENT AND NON-COMPETITION AGREEMENT

    THIS AGREEMENT (this "AGREEMENT") is dated May 14, 1997, and is between ELTRAX SYSTEMS, INC., a Minnesota corporation having its principal place of business in Southfield, Michigan ("Eltrax"), together with its subsidiaries (Eltrax and its subsidiaries collectively being the "Company") and COLIN E. QUINN, an individual residing in the State of California ("Employee"). The parties agree as follows:

                                     ARTICLE 1.

                             EMPLOYMENT, DUTIES AND TERM

1.1. EMPLOYMENT; POSITION. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Employee, and Employee accepts such employment.

1.2.  DUTIES.

(a) Employee shall devote his full-time and give his best efforts to the Company and to fulfilling the duties of his position which shall include such duties with respect to the Company as may from time to time be assigned to him by the Company, commensurate with Employee's position, experience and/or skills or expertise.

(b) Employee shall perform his duties in the best interests of the Company and its shareholders.

(c) Employee shall comply with the Company's policies and procedures to the extent they are not inconsistent with this Agreement in which case the provisions of this Agreement prevail. In addition, Employee shall comply with the Company's lawful policies on employee conduct and business ethics.

1.3. TERM. The term of this Agreement shall commence May 15, 1997 and shall terminate on May 14, 2000 (the "Base Term"), unless earlier terminated pursuant to Article 3 of this Agreement. Commencing May 15, 2000 and on each May 15 thereafter, the term of Employee's employment hereunder shall be automatically extended for one (1) additional year unless at least thirty (30) days before the end of the Base Term or any extension, either party gives written notice to the other of the cessation of further extensions.


                                   ARTICLE 2.

                      BASE COMPENSATION, EXPENSES, AND BENEFITS

2.1. BASE SALARY. For all services rendered under this Agreement during the term of Employee's employment, the Company shall pay Employee, in accordance with Eltrax's usual pay practices, a base salary, exclusive of benefits and bonuses, at an annual rate of One Hundred Thirty Thousand Dollars ($130,000) (the "Base Salary"). The Base Salary shall not be decreased and may be increased annually in an amount determined by the Compensation Committee of the Eltrax Board of Directors, in its sole discretion.

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2.2.  BONUS.  At any time during the term of this Agreement, the Company may pay Employee a discretionary bonus as additional compensation, which shall be determined by the Compensation Committee of the Eltrax Board of Directors, in its sole discretion.

2.3. BENEFITS. In addition to other compensation, Employee shall be entitled to participate in all benefit plans currently maintained or hereafter established by the Company generally, in accordance with the terms and conditions of such plans (each a "Benefit Plan").

2.4. EXPENSES. The Company shall reimburse Employee for all expenses, including automobile and cellular telephone expenses, reasonably and necessarily incurred by Employee during the course and in furtherance of his employment, subject to and made in accordance with such policies and procedures as may be established by the Company.

2.5.  AUTOMOBILE.   During Employee's employment, Employee shall retain and
shall be entitled to use for all purposes of the business of the Company, the automobile currently being used by the Employee and leased by the Company as of the execution of this Agreement (the "Automobile"). The Company shall retain the rights to use the Automobile pursuant to the current lease. Upon the expiration of the current lease term for the Automobile, the Company shall lease a new comparable automobile for Employee's exclusive use during the course of Employee's employment.

2.6. LOCATION. During Employee's employment, Employee's principal place of employment shall be at 5331 Derry Ave. in Augora, California (the "Office"), or at such other address located within a reasonable distance of the Office, as the Company may determine.


                                     ARTICLE 3.

                                  EARLY TERMINATION

3.1. TERMINATION FOR CAUSE. The Company may terminate this Agreement and Employee's employment immediately for cause. For the purpose hereof, "cause" means (a) fraud, (b) theft or embezzlement of the Company's assets, (c) willful violation of law constituting a felony, (d) the continued failure by Employee to perform his duties as reasonably assigned to Employee for a period of sixty
(60) days after written notice describing such failure. Any such written notice shall specifically identify the manner in which it is alleged Employee has failed to perform his duties, and at Employee's request, the Eltrax Chief Executive Officer shall meet in person with Employee to discuss the alleged performance deficiencies within ten days of the Employee's request. In the event of termination for cause pursuant to this section, Employee shall be paid at the usual rate of Employee's annual Base Salary through the date of termination specified in any notice of termination (the "Termination Date") and any amounts to which the Employee is entitled under any Benefit Plan.

3.2. TERMINATION WITHOUT CAUSE. Either Employee or the Company may terminate this Agreement and Employee's employment without cause on seventy-five (75) days' written notice. In the event of termination of this Agreement and of Employee's employment pursuant to this section, compensation shall be paid as follows:

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(a)  If the termination is by Employee, Employee shall be paid at the usual rate of his annual Base Salary through the date of termination specified in such notice (but not to exceed sixty (60) days from the date of such notice);

(b) If the termination is by the Company, Employee shall be paid at the usual rate of his annual Base Salary through the Base Term or any applicable renewal term.

3.3. TERMINATION IN THE EVENT OF DEATH OR DISABILITY. This Agreement and Employee's employment shall terminate in the event of death or Disability of Employee. "Disability" shall mean Employee's inability, as reasonably determined by the Company, to perform the essential functions of his duties under this Agreement because of illness or incapacity for a continuous period of six (6) months. In the event of Employee's death, Base Salary shall be terminated as of the end of the month in which Employee's death occurs. In the event of Disability, Base Salary shall be terminated as of the end of the month in which the last day of the six-month period of Employee's Disability occurs.

3.4. ENTIRE TERMINATION PAYMENT. The compensation provided in this Agreement for early termination shall constitute Employee's sole remedy for such termination. Employee shall not be entitled to any other termination or severance payment which may be payable to Employee under any other agreement between Employee and the Company or any policy of the Company. This section shall not have any effect on distributions to which Employee may be entitled at termination from any tax-qualified Benefit Plan or any other Benefit Plan (other than a severance payment or similar plan).

                                     ARTICLE 4.

                      CONFIDENTIALITY, DISCLOSURE AND ASSIGNMENT

4.1. CONFIDENTIALITY. Employee will not, during the term or after the termination or expiration of this Agreement, publish, disclose, or utilize in any manner any Confidential Information (as hereinafter defined) obtained while employed by the Company. If Employee leaves the employ of the Company, Employee will not, without its prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information. "Confidential Information" means information or material which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including: (a) information or material relating to the Company, and its businesses as conducted or anticipated to be conducted, business plans, operations, past, current or anticipated software, products or services, customers or prospective customers, or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities; (b) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished works, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company's software, products or services; (c) any information of the Company marked "proprietary," "private," or "confidential"; (d) trade secrets of the Company; (e) software in any stage of development by the Company, including source code and binary code, software designs, specifications, programming aids (including subroutines and productivity tools), programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases; and (f) any similar information of the type described above which the Company obtained from another party and

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which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

4.2. BUSINESS CONDUCT AND ETHICS. During the term of employment with the Company, Employee will engage in no activity or employment which may conflict with the interest of the Company, and will comply with the Company's lawful policies and guidelines pertaining to business conduct and ethics.

4.3. DISCLOSURE. Employee will disclose promptly in writing to an officer of the Company all inventions, discoveries, software, writings and other works of authorship which are conceived, made, discovered, or written jointly or singly on business time or on Employee's own time during the term of the Agreement, provided the invention, improvement, discovery, software, writing or other work of authorship is capable of being used by the Company in the normal course of business, and all such inventions, improvements, discoveries, software, writings and other works of authorship shall belong solely to the Company.

4.4. INSTRUMENTS OF ASSIGNMENT. Employee will sign and execute all instruments of assignment and other papers to evidence the granting of all entire right, title and interest in such inventions, improvements, discoveries, software, writings or other works of authorship to the Company, at the request and the expense of Company, and Employee will do all acts, give any needed testimony and sign all instruments of assignment and other papers Eltrax may reasonably request relating to applications for patents, patents, copyrights, and the enforcement and protection thereof.

4.5. SURVIVAL. The obligations of this Article 4 shall survive the expiration or termination of this Agreement.

                                     ARTICLE 5.

                                   NON-COMPETITION

5.1. NON-COMPETITION. Employee agrees that beginning with the date hereof through one (1) year following the end of the Base Term and any extension thereof, Employee will not, directly or indirectly, alone or as a partner, member, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business which was under Employee's management or supervision at any time during the term of this Agreement or any part of the Company's business with respect to which Employee has Confidential Information. For purposes of this section, "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose voting stock is traded in a public market. Also for purposes of this section, "the Company's business" shall include businesses conducted by the Company, any subsidiary of the Company and any affiliate of the Company and any partnership or joint venture.

5.2. EFFECT OF TERMINATION. Upon the termination of Employee's employment, no additional compensation shall be paid for the non-competition obligation.

5.3. SURVIVAL. The obligations of this Article 5 shall survive the expiration or termination of this Agreement.

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                                    ARTICLE 6.

                         CHANGE OF OWNERSHIP OF THE BUSINESS

6.1. EFFECT. In the event: (i) of the merger or other combination of the Company with or into any other corporation (other than a merger or other combination in which Eltrax is the surviving corporation) or (ii) that all or substantially all of the assets or capital stock of the Company are sold (other than to a person or entity which is an "affiliate," as defined in the Securities Act of 1933, as amended, of Eltrax):

(a) If Employee gives his written consent to the assignment of this Agreement to the successor (and such assignment is accepted), this Agreement shall remain in full force and effect between Employee and the assignee;

(b) If such assignment is not accepted by the successor or purchaser, then this Agreement shall be deemed to have been terminated by the Company without cause; and

(c) If a proposed assignment is accepted by the successor or purchaser, but Employee does not provide his written consent to such assignment, this Agreement shall be deemed terminated voluntarily by Employee.

                                      ARTICLE 7.

                                  GENERAL PROVISIONS

7.1. NO ADEQUATE REMEDY. The parties acknowledge it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement.
    Therefore, in the event of a claim for equitable relief, each party hereby waives the claim or defense that the other has an adequate remedy at law.

7.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

7.3. NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address which:

(a) In the case of the Company shall be:

                  Eltrax Systems, Inc.
                  2000 Town Center, Suite 690
                  Southfield, Michigan 48075
                  Attn: Clunet R. Lewis

                  With a copy to:

                  William E. Sider, Esq.
                  Jaffe, Raitt, Heuer & Weiss, P.C.
                  One Woodward Avenue, Suite 2400
                  Detroit, Michigan 48226

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(b) In the case of Employee shall be:

                  Colin E. Quinn
                  5331 Derry Ave., Ste. N
                  Agoura, CA 91301

    Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed sent on the registered date or that stamped on the certified mail receipt, and shall be deemed received on the second business day thereafter.

7.4. CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

7.5. GOVERNING LAW. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without giving effect to the conflict of laws principles thereof.

7.6. CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid, all remaining clauses shall remain fully enforceable.

7.7. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any partial exercise of any right or remedy hereunder preclude any exercise of that or any other right or remedy granted hereby by law.

7.8. MODIFICATION. This Agreement may not be and shall not be modified or amended except by written instrument signed by all parties.

7.9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon and supersedes all prior or contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

7.10. ARBITRATION. With the sole exception of injunctive relief as contemplated by Section 7.1 of this Agreement, any controversy or claim arising out of any aspect of the relationship of the parties hereto, will be settled by binding arbitration in Southfield, Michigan by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Michigan for this purpose.

7.11. ATTORNEYS' FEES. In the event there is litigation between the parties hereto with respect to their rights and obligations under this Agreement, the prevailing party in any such litigation shall be entitled to recover from the opposing party all reasonable attorneys' fees and expenses (including fees of accountants) incurred by the prevailing party in connection with such proceeding.

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7.12. COUNTERPARTS.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


EMPLOYEE                     ELTRAX SYSTEMS, INC., together with
                             its subsidiaries


/s/ Colin E. Quinn           By:  /s/ Clunet R. Lewis
------------------                ------------------------------
Colin E. Quinn                        Clunet R. Lewis, Secretary